UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SELECT ENERGY SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Additional Information Regarding Select Energy Services, Inc.’s 2020 Annual Meeting of Stockholders to be Held on Friday, May 8, 2020

Select Energy Services, Inc. issued the following press release on April 30, 2020, which relates to its proxy statement dated March 27, 2020, as amended, and furnished to its stockholders in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders to be held on Friday, May 8, 2020. This supplement should be read along with Select Energy Services, Inc.’s proxy statement dated March 27, 2020, as amended.

News Release

	Contacts:	Select Energy Services
Chris George - VP, Investor Relations & Treasurer
FOR IMMEDIATE RELEASE		(713) 296-1073
IR@selectenergyservices.com

Dennard Lascar Investor Relations
Ken Dennard / Lisa Elliott
713-529-6600
WTTR@dennardlascar.com

SELECT ENERGY SERVICES ANNOUNCES CHANGE OF

2020 ANNUAL MEETING OF STOCKHOLDERS TO VIRTUAL FORMAT

Meeting to be Held via Internet on Friday, May 8, 2020 at 9:00 a.m. Central Time
(Same Date and Time as Previously Announced)

HOUSTON, TX – April 30, 2020 – Select Energy Services, Inc. (NYSE: WTTR) (“Select” or “the Company”), a leading provider of water management and chemical solutions to the oil and gas industry in the United States, today announced that, due to the public health impact of the Coronavirus (COVID‑19) pandemic and to support the health and wellbeing of its stockholders and other meeting participants, as well as facilitate their ability to participate in the meeting remotely, the location of its 2020 Annual Meeting of Stockholders (the “Meeting”) has been changed and will be held over the web in a virtual meeting format only.

The Meeting will be held on Friday, May 8, 2020, at 9:00 a.m. CDT. Stockholders at the close of business on the record date, March 12, 2020, are entitled to attend the Meeting. To be admitted to the Meeting at www.virtualshareholdermeeting.com/WTTR2020, stockholders must enter the 16-digit voting control number found on their proxy card, voting instruction form, notice of internet availability of proxy materials or email previously received. A support line will be available on the meeting website shortly prior to, and during, the Meeting to assist stockholders with any technical difficulties they may have accessing or hearing the virtual Meeting.

Please note that the proxy card and voting instruction form included with previously distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may be used to vote shares in connection with the Meeting.

Once stockholders have entered the Meeting, questions may be submitted live during the Meeting by typing their question in the “Ask a Question” field and clicking “Submit.” Only questions pertinent to Meeting matters will be answered during the Meeting, subject to time constraints.

Whether or not stockholders plan to attend the virtual-only Meeting, Select urges stockholders to vote and submit their proxies in advance of the Meeting by one of the methods described in the proxy materials.

About Select Energy Services, Inc.

Select Energy Services, Inc. (“Select”) is a leading provider of comprehensive water management and chemical solutions to the oil and gas industry in the United States.  Select provides for the sourcing and transfer of water, both by permanent pipeline and temporary hose, prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment and recycling, flowback, hauling, gathering and disposal.  Select, under its Rockwater Energy Solutions brand, develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well.  Select currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in the United States.  For more information, please visit Select’s website, http://www.selectenergyservices.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results.  We have attempted to identify any forward-looking statements by using words such as “expect,” “will,” “estimate” and other similar expressions.  Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Factors that could materially impact such forward-looking statements include, but are not limited to, the factors discussed or referenced in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in any subsequently filed quarterly reports on Form 10-Q or current reports on Form 8-K.  Investors should not place undue reliance on our forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

WTTR-PR

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